EXHIBIT 10.6


                                LOCK-UP AGREEMENT


THIS AGREEMENT is entered into on the 10TH day of August, 2001 between EarthNetMedia, Inc., a Nevada Corporation, ("EarthNetMedia" or the "Company") and Ms. Alie Chang and Mr. Felizian Paul, residents of the City of Santa Monica, California (Ms. Chang and Mr. Paul hereinafter referred to as the "Shareholders").

                                   WITNESSETH:

WHEREAS, EarthnetMedia has filed Form SB-2 by which the Company will offer to sell 100,000 Units to the public, and

WHEREAS, a Units consists of one share of Common Stock and forty Common Stock Purchase Warrants, and,

WHEREAS, the Shareholders hold five million two hundred fifty two thousand (5,252,000) capital common shares of the Company, and

WHEREAS, the Shareholders desire to transfer approximately 250,000 shares to certain individuals ("Transfer to Individuals"),

NOW THEREFORE, for good and valuable consideration the receipt and sufficiency of which are acknowledged, the parties agree as follows:

1. EarthNetMedia will not Transfer to Individuals until four (4) months after the effective date of the Underwriting.

2. The Shareholders will not transfer or offer for sale any shares of the Company which the Shareholders own for a period of twenty four (24) months following the effective date of the Underwriting. Such lock-up period preempts any statutory authority permitting the Shareholders to transfer or sell any shares.

3. This Agreement shall be governed by and under the laws of the State of California.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


/s/ ALIE CHANG
______________________________________
By: Alie Chang, President and Director



/s/ FELIZIAN PAUL
______________________________________
By: Felizian Paul, Treasurer and Chairman of Board of Directors



/s/ ANGI MA
______________________________________
By: Angi Ma, Secretary and Director



/s/ ALIE CHANG
______________________________________
Ms. Alie Chang, Shareholder



/s/ FELIZIAN PAUL
______________________________________
Mr. Felizian Paul, Shareholder